SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          COMMISSION FILE NO. 333-42640

                               ENDO NETWORKS, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)

           Nevada                                               75-2882833
--------------------------------                            --------------------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                              Identification No.)


   2624 Dunwin Drive, Unit #3, Mississauga, Ontario, Canada         L5L 3T5
---------------------------------------------------------------    ----------
     (Address of Principal Executive Offices)                      (Zip Code)


           ENDO NETWORKS, INC. EMPLOYEE BENEFIT AND STOCK OPTION PLAN
           ----------------------------------------------------------
                            (Full title of the plan)

                                  Peter B. Day
                               Endo Networks, Inc.
                           2624 Dunwin Drive, Unit #3
                      Mississauga, Ontario, Canada L5L 3T5
                      -------------------------------------
                     (Name and address of agent for service)

                                 (905) 820-8800
                                ----------------
         (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                   Proposed          Proposed
  Title of           Amount        maximum           maximum         Amount of
securities to        to be       offering price      aggregate      registration
be registered      registered      per unit       offering price       fee
---------------    ----------    --------------   --------------    ------------
Common Stock        1,250,000      Published        Published        $41.67(1)
$0.001Par Value     Shares         Bid Price        Bid Price
                                   $0.11(2)         $137,500

Notes to Table:
--------------

(1)  1,250,000 shares x $0.11 (Bid Price) = $137,500
     $137,500 x 1% x 1/33 = $41.67

(2) Estimated solely for the purpose of calculating the registration fee based on the bid price of the Common Stock of the Company on the NASDAQ Over-The-Counter Bulletin Board Exchange on June 9, 2003.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following material is incorporated herein by reference:

         (a) The Form SB-1 of the Company filed on July 30, 2000, and last amended on October 20, 2000.

         (b) The Annual Report on Form 10-KSB of the Company for the period ending September 30, 2001.

         (c) The Quarterly Report on Form 10-QSB of the Company for the period ending December 31, 2001.

         (d) The Quarterly Report on Form 10-QSB of the Company for the period ending March 31, 2002.

         (e) The Quarterly Report on Form 10-QSB of the Company for the period ending June 30, 2002.

         (f) The Annual Report on Form 10-KSB of the Company for the period ending September 30, 2002.

         (g) The Quarterly Report on Form 10-QSB of the Company for the period ending December 31, 2002.

         (h) The Quarterly Report on Form 10-QSB and Form 10-QSB/A of the Company for the period ending March 31, 2003.

         (i) All reports or other documents filed pursuant to Sections 13, 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of the Registration Statement, in each case filed by the Company prior to the termination of the offering of the securities offered hereby, shall be deemed to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or
                  superseded,  to  constitute  a  part  of   this   Registration
                  Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         No answer to this item is required because the class of securities to be offered is registered under Section 12 of the Exchange Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Bylaws limit the liability of its directors to the maximum extent permitted by Nevada law. Thus, the directors of the Company are not personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his office and the breach or failure to perform constitutes self-dealing, willful misconduct, or recklessness. Such limitation does not apply to any responsibility of liability pursuant to criminal statute or liability for the payment of taxes pursuant to local, state, or federal law. In addition, the Company's Bylaws authorize the Company to maintain liability insurance for its directors and officers.

         At present, there is no pending litigation or proceeding, and the Company is not aware of any threatened litigation or proceeding, involving any director, officer, employee, or agent where indemnification will be required or permitted under the Company's Bylaws.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         No answer to this item is required because no restricted securities are to be re-offered or resold pursuant to this Registration Statement.


ITEM 8.  EXHIBITS.

         (1)    Endo Networks, Inc. Employee Benefit and Stock Option Plan.

         (2)    Opinion of T. Alan Owen & Associates, P.C.

         (3) Consent of T. Alan Owen & Associates, P.C. (included in opinion letter filed as Exhibit 2)

         (4)   Power of Attorney (see page 5 of this Registration Statement)


ITEM 9.  UNDERTAKINGS.

         The registrant hereby undertakes:

         (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (b) that for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof; and

         (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing or an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby further undertakes that, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mississauga, Ontario, Canada.

                              ENDO NETWORKS, INC.,
                              a Nevada corporation


By:  /s/ Peter B. Day
     -------------------------------------
     Peter B. Day, President and Secretary
     June 9, 2003


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter B. Day as such person's true and lawful attorney-in-fact and agent, with full power of substitution, for such person, and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                                      ENDO NETWORKS, INC.,
                                      a Nevada corporation

                                      /s/  Peter B. Day
                                      ------------------------------------------
                                           Peter B. Day, President and Secretary
                                           Date: June 9, 2003
STATE OF _________________ )
                           )
COUNTY OF _______________  )

         BEFORE ME, the undersigned authority, on this day personally appeared Peter B. Day, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 9th day of June, 2003.


                                      ------------------------------------------
                                      Notary Public in and for
                                                              ------------------
My Commission Expires:

-----------------------

                                  EXHIBIT INDEX

                    (PURSUANT TO ITEM 601 OF REGULATION S-K)




EXHIBIT NO.                    EXHIBIT
-----------                    -------

       (1)       ENDO NETWORKS, INC. EMPLOYEE BENEFIT AND STOCK OPTION PLAN.

       (2)       Opinion of T. Alan Owen & Associates, P.C., Attorneys at Law.

       (3) Consent of T. Alan Owen & Associates, P.C. (included in opinion letter filed as Exhibit 2)

       (4)       Power of Attorney

EXHIBIT (1)



                      ENDO NETWORKS, INC. EMPLOYEE BENEFIT
                              AND STOCK OPTION PLAN


                                    SECTION I

                                     PURPOSE

         1.1 This Employee Benefit and Stock Option Plan (the "Plan") is intended to provide a means for the granting of awards (with each such award being referred to as an "Award") of stock and/or options to selected employees of and consultants to ENDO NETWORKS, INC. (the "Company") and such of its domestic or foreign, present or future, affiliated companies as shall be designated from time to time by the Company's Board of Directors (the "Board") (each such employee or consultant, upon receipt of an Award, shall be deemed to be a "Participant" in the Plan). This Plan is designed to: (a) provide incentives and rewards to those employees who are in a position to contribute to the long term growth and profitability of the Company; (b) assist the Company and such affiliated companies (the "Affiliates") to attract, retain, and motivate personnel with experience and ability; and (c) make the Company's compensation program more competitive with those of other major employers. The Company expects that by providing such Awards it will benefit from the added interest which such personnel will have in the success of the Company and/or the Affiliates as a result of their proprietary interest.

         1.2 For purposes of this Plan, an Affiliate shall mean any corporation defined as a subsidiary corporation under Section 424(f) of the United States Internal Revenue Code of l986 (the "Code").


                                   SECTION II

                                 ADMINISTRATION

         2.1 This Plan shall be administered by the Board. Subject to the express provisions of this Plan, the Board shall have full power and authority, in its discretion, to grant Awards; to determine to whom and the time when Awards will be granted; to designate Awards as payment for services rendered to the Company, incentive stock options, nonqualified stock options, or stock appreciation rights; to determine the purchase price of the common stock covered by each option and the term of each option; to determine the terms and provisions of the option agreements (which need not be identical) entered into in connection with Awards under this Plan; to interpret this Plan; to supervise the administration of this Plan; to prescribe, amend, and rescind rules and regulations relating to this Plan; and to make all other proper determinations and take any other action deemed necessary or desirable to the proper operation or administration of this Plan. The Board may authorize such of the Company's officers or other persons to perform such functions with respect to the execution and administration of this Plan (other than the interpretation of this Plan and the adoption of rules governing its execution and administration) as the Board shall determine from time to time.


ENDO NETWORKS, INC. EMPLOYEE
----------------------------
BENEFIT AND STOCK OPTION PLAN -- Page 1
-----------------------------

         2.2 All decisions made by the Board pursuant to the powers vested in it by this Plan document shall be final and binding on all persons (including Participants, the Company, and any shareholder and/or employee of the Company or an Affiliate). No member of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it.

         2.3 Neither the Board, the Company, nor any officers or employees of the Company shall have any duty to advise Participants of any rules, interpretations, or determinations by the Board, and each Participant shall be bound by such rules, interpretations, or determinations upon communication thereof to such Participant, effective as of such date (prior to, subsequent to, or concurrent with such communication) that each such rule, interpretation, or determination shall have been intended to be effective by the Board.


                                   SECTION III

                               SCOPE AND DURATION

         3.1 Awards under this Plan may be granted in the form of stock issuances, incentive stock options (the "ISOs") as provided in Section 422 of the Code, or in the form of nonqualified stock options (the "NQSOs").

         3.2 The total number of shares of common stock of the Company (the "Stock") as to which stock issuances or Options may be granted under this Plan shall be 1,250,000, subject to adjustment as provided in Section XI hereof. The total number of shares of Stock which may be awarded under the Plan to any single Participant in any one fiscal year shall not exceed ten per cent (10%) of the total shares of Stock allotted to the Plan. The total number of shares of Stock which may be awarded under the Plan to all Participants in aggregate in any one fiscal year shall not exceed thirty per cent (30%) of the total shares of Stock allotted to the Plan. Issuance of Stock for services rendered to the Company or upon exercise of an Option shall reduce the total number of shares of Stock available under this Plan. There shall not be counted against this total any shares of Stock covered by an Option that has lapsed unexercised or has been forfeited as hereinafter provided.

         3.3 Subject to adjustments provided for in Section XI hereof, shares of Stock as to which issuances may be made or Options under this Plan may be granted may be made available by the Company from authorized but unissued shares of Stock or from shares reacquired by the Company (including shares purchased in the open market).


ENDO NETWORKS, INC. EMPLOYEE
----------------------------
BENEFIT AND STOCK OPTION PLAN -- Page 2
-----------------------------

                                   SECTION IV

                               ELIGIBLE EMPLOYEES

         The persons who shall be eligible to receive Awards under this Plan shall be limited to such employees or consultants (including officers and directors who are employees) of the Company or an Affiliate, without limitation as to length of service, who are from time to time recommended to, and authorized by, the Board for Awards under this Plan. The directors of the Company shall not be eligible to participate in the Plan as directors, but directors otherwise qualified shall be eligible to participate. An employee who has been granted an Option hereunder may be granted an additional Option or Options, if the Board shall so determine.


                                    SECTION V

                                 GRANTING AWARDS

         5.1 Subject to the limitations of this Plan, the Board, at any time and from time to time, and after such consultation with and consideration of the recommendations of management as the Board deems desirable, shall select from the eligible employees and/or consultants those persons to be granted Awards and determine the time when each award shall be granted, the number of shares of Stock to be subject to an issuance or an Option and the terms and conditions, consistent with this Plan, upon which Stock issuances are to be made or Options are to be awarded. The Board shall make Awards to the employees and/or consultants so selected for the number of shares of Stock or Options and upon the terms and conditions so determined. No Stock or Options shall be issued or distributed under this Plan unless and until all legal requirements applicable to the issuance or transfer of such Options and/or Stock have been complied with to the satisfaction of the Board.

         5.2 No Awards shall be granted under this Plan after its termination on December 31, 2012, but Awards granted prior to such termination may extend beyond that date, and the terms of this Plan shall continue to apply to such Awards.


                                   SECTION VI

                         TERMS AND CONDITIONS OF OPTION

         6.1 General. Each Option granted pursuant to this Plan shall be subject to all of the terms and conditions hereinafter provided in this Section VI, all other terms and conditions as may be provided in any other Section of this Plan, and such other terms and conditions ("Discretionary Conditions") as may be specified by the Board with respect to the Option and the Stock covered thereby at the time of the making of the Award or as may be specified thereafter by the Board in the exercise of its powers under this Plan. Without limiting the foregoing, it is understood that the Board may, at any time and from time to time after the granting of an Award under this Plan, specify such additional


ENDO NETWORKS, INC. EMPLOYEE
----------------------------
BENEFIT AND STOCK OPTION PLAN -- Page 3
-----------------------------
terms and conditions with respect to such Award as maybe deemed necessary or appropriate to ensure compliance with any and all applicable laws and regulations, including, but not limited to, terms and conditions for compliance with Federal and state securities laws, methods of withholding or providing for the payment of required taxes, and approvals by any governmental agencies or national securities exchanges as maybe required. The terms and conditions with respect to any Award, or with respect to any Award to any Participant, need not be identical with the terms and conditions with respect to any Award to that Participant or to any other Participant.

         6.2 Option Agreement. Receipt of an Option shall be subject to execution of a written agreement (the "Option Agreement") between the Company and the Participant, in a form approved by the Board, which shall set forth the number of Options Awarded, the number of shares of Stock that may be purchased pursuant to such Options, the applicable Option Price (as defined herein) and such other terms and conditions provided in this Plan as may be deemed appropriate by the Board, including, but not limited to, any Discretionary Conditions. The Option Agreement shall be subject to, and shall be deemed amended to include, such additional Discretionary Conditions as the Board may thereafter specify in the exercise of its powers under this Plan. A fully executed original counterpart of such Option Agreement shall be provided to the Company and the Participant. Each Option Agreement shall identify the Options represented thereby as ISOs or NQSOs.

         6.3 Option Price. The purchase price of the Stock covered by each Option shall be determined by the Board, but in no event shall the Option Price of ISOs be less than 100% of the Fair Market Value of such Stock on the date the Option is granted, nor shall the Option Price of NQSOs be less than 75% of the Fair Market Value of such Stock on the date the Option is granted. For this purpose, "Fair Market Value" of a share shall be the closing "Bid" price as reported in the Wall Street Journal (or if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) system, on the applicable date (the "Valuation Date") if the shares were traded on a stock exchange on the Valuation Date; if the shares were not so traded, Fair Market Value shall be the mean of closing Bid price on the Valuation Date. If there were no sales or reported Bid prices on the Valuation Date, the Board shall determine the Fair Market Value as of the last trading day preceding the Valuation Date for which there was a sale or reported Bid prices or if no such prices are available, then such other appropriate method for determining fair market value.

         6.4      Term of Option.

                  A. The duration of each Option granted under this Plan shall be for not more than 10 years from the date of grant, as the Board shall determine, subject to earlier termination as provided in Sections VIII, IX, and X hereof. The Board may, in its discretion, extend the period within which any particular Option may be exercised beyond the expiration date originally provided in said Option even if any such extension may cause an ISO to become treated as a NQSO. However, no Option shall, in any event, be exercised after the expiration of the full term of the Option as may be specified in the Option.


ENDO NETWORKS, INC. EMPLOYEE
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BENEFIT AND STOCK OPTION PLAN -- Page 4
-----------------------------

                  B. Subject to the provisions of this Plan, an Option may be exercised, at any time or from time to time (subject, in the case of ISOs, to such restrictions as may be imposed from time to time by the Code), as and when determined by the Board by giving written notice to the Company of the exercise of the Option. Except as provided in Sections VIII and IX hereof, no Option may be exercised at any time unless the Participant is then a consultant to or a regular full-time employee of the Company or an Affiliate. To the extent an Option is not exercised within its term, the Option shall automatically terminate at the end of such term. Notwithstanding the foregoing provisions, failure to exercise an ISO within the periods of time prescribed under Sections 421 and 422 of the Code shall cause an ISO to cease to be treated as an "Incentive Stock Option" for the purposes of Section 422 of the Code. In the Option Agreement or after an Option is granted the Board may, on such terms and conditions as it may determine to be appropriate and notwithstanding the provisions of this paragraph 6.4B, extend the time at which the Option or any portion thereof may be exercised.

                  C. The Option Price for the shares as to which an Option is exercised shall be paid to the Company in full on the date of exercise. A Participant shall pay for such shares of Stock (i) in cash, (ii) by certified or cashier's check payable to the order of the Company, or (iii) by such other mode of payment as the Board may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Board may provide in an Option Agreement that payment may be made in whole or in part in shares of Stock held by the Participant, unless otherwise provided in the Option Agreement, for more than six months (or such shorter period of time as shall not, in the Board's sole discretion, have an adverse effect on the Company's financial statements), provided, however, that the Option Price may not be paid for with shares of Stock if such method of payment would result in liability under Section 16(b) of the Exchange Act to the Participant. If payment is made in whole or in part in shares of Stock, then the Participant shall deliver to the Company certificates owned by such Participant, free of all liens, claims, and encumbrances of every kind and have an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the shares of Stock (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Participant. In the event that certificates for shares of Stock delivered to the Company represent a number of shares of Stock in excess of the number of shares of Stock required to make payment for the Option Price of the shares of Stock (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Stock, the stock certificate issued to the Participant shall represent (i) the shares of Stock in respect of which payment is made, and (ii) such excess number of shares of Stock. Notwithstanding the foregoing, the Board may impose from time to time such limitations and prohibitions on the use of shares of Stock to exercise an Option as it deems appropriate. Stock acquired by the Participant which is identified as having been obtained through an ISO under this Plan and still subject to ISO holding requirements as defined in Section 422 of the Code, may not be tendered in payment of the Option Price.

         6.5 Date of Grant. The date on which an Award shall be deemed to have been granted under this Plan shall be the date of the Board's authorization of the Award or such later date as may be determined by the Board at the time the Award is authorized. Notice of the determination shall be given to each


ENDO NETWORKS, INC. EMPLOYEE
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-----------------------------

Participant to whom an Award is so granted within a reasonable time after the date of such grant.

         6.6 Rights as a Shareholder. No Participant shall have any rights to dividends or other rights of a shareholder with respect to shares of Stock subject to an Option until the Participant has given notice of exercise of the Option, has paid in full the Option Price for such shares of Stock, and has otherwise complied with this Plan, the Option Agreement, and such rules and regulations as may be established by the Board.

         6.7      Incentive Stock Options.

                  A. In the case of an ISO, each Option Agreement shall contain such other terms, conditions, and provisions as the Board determines necessary or desirable in order to qualify such Option as a tax favored option (within the meaning of Section 422 of the Code or any amendment or substitute thereto or regulation thereunder) including without limitation, each of the following, except that any of these provisions maybe omitted or modified if it is no longer required in order to have an option qualify as a tax-favored option within the meaning of Section 422 of the Code or any substitute therefor:

                           i. The Option must be expressly  designated as an ISO
by the Board and in the Option Agreement; and

                           ii. The aggregate fair market value (determined as of
the date the Option is granted) of the shares of Stock with respect to which ISOs are first exercisable under the terms of the Option Agreement by any Participant during any calendar year (under all plans of the Company) shall not exceed $100,000.

                  B. ISOs shall also comply with any other restrictions and limitations imposed by Section 422 of the Code not otherwise provided in the Plan.

                  C. In the event of amendments to the Code or applicable rules or regulations relating to ISOs awarded subsequent to the date hereof, the Company may amend the provisions of this Plan and the Company and the Participants holding ISOs may agree to amend outstanding Option Agreements to conform to such amendments.

         6.8 Substitute Options. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become and who do concurrently with the grant of such Options become employees of the Company or a subsidiary as a result of a merger or consolidation of the employing corporation with the Company or a subsidiary, or the acquisition by the Company or a subsidiary of the assets of the employing corporation, or the acquisition by the Company or a subsidiary of stock of the employing corporation. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this
Section VI of the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.


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         6.9      Investment Purpose.

                  A. Each Option under this Plan shall be granted on the condition that the purchases of shares of Stock hereunder shall be for investment purposes, and not with a view toward resale or distribution, except that in the event that Stock subject to such Option is registered under the Securities Act of l933, as amended, or in the event of a resale of such Stock without registration thereunder would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act of l933 or any other applicable law, regulation, or rule of any governmental agency.

                  B. The Board may require each person purchasing shares of Stock pursuant to exercise of an Option to represent to and agree with the Company in writing that such shares are being acquired for investment and without a view to distribution thereof. The certificates for shares of Stock so purchased may include any legend which the Board deems appropriate to reflect any restriction on transfer. The Board also may impose, in its discretion, as a condition of any Option, any restrictions on the transferability of shares of Stock acquired through the exercise of such Option as it may deem fit. Without limiting the generality of the foregoing, the Board may impose conditions restricting absolutely the transferability of shares of Stock acquired through the exercise of Options for such periods as the Board may determine and, further, in the event a Participant's employment by the Company or an Affiliate terminates during the period in which such shares of Stock are nontransferable, the Participant may be required, if required by the related Option Agreement, to sell such Stock back to the Company at such price and on such other terms as the Board may have specified in the Option Agreement.

                  C. A Participant shall give prompt notice to the Company of any disposition of shares of Stock acquired upon exercise of an ISO if such disposition occurs within either two (2)years after grant or one (1) year after receipt of such shares by the Participant.

         6.10 Replacement Options. The Board, in its absolute discretion, may grant to holders of outstanding Options, in exchange for the surrender and cancellation of such Options, new Options having Option Prices lower (or higher) than the Option Price provided in the Options so surrendered and canceled and containing such other terms and conditions as the Board may deem appropriate.


                                   SECTION VII

              NONTRANSFERABILITY OF AWARDS; GOVERNMENT REGULATIONS

         7.1 Awards Not Transferable. Options granted under this Plan shall not be assignable or transferable by the Participant other than by will or by the laws of descent and distribution. During the lifetime of a Participant, Options may be exercised only by the Participant. Options exercisable after the death of a Participant may be exercised by the legatees, personal representatives, or


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distributees of the Participant.  However, if an Option is originally granted to a business entity such as a corporation, partnership, limited liability company, or trust, then such Option shall be transferrable by the Participant.

         7.2 Government Regulations. This Plan, the granting of Awards under this Plan, and the issuance or transfer of shares of Stock (and/or the payment of money) pursuant thereto are subject to all applicable Federal and state laws, rules, and regulations (including without limitation the law, rules, and regulations of the Exchange Act) and to such approvals by any regulatory or governmental agency (including without limitation "no action" positions of the Securities and Exchange Commission) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Awards may be granted under this Plan, and no shares of Stock shall be issued by the Company, nor cash payments made by the Company, pursuant to or in connection with any such Award, unless and until, in each such case, all legal requirements applicable to the issuance or payment have, in the opinion of counsel to the Company, been complied with in full. In connection with any Stock issuance or transfer, the person acquiring the Stock shall, if requested by the Company, give assurances satisfactory to counsel to the company in respect of such matters as the Company may deem desirable to assure compliance with all applicable legal requirements. The Company shall not be required to deliver any shares of Stock under the Plan prior to:

                  i. The admission of such shares to listing or for quotation on any stock exchange or automated quotation system on which shares of Stock may then be listed or quoted; and

                  ii. The completion and effectiveness of such registration or other qualification of such shares under any state or Federal law, rule, or regulation, as the Board shall determine to be necessary or advisable.


                                  SECTION VIII

                      RIGHTS UPON TERMINATION OF EMPLOYMENT

         In the event that a Participant ceases to be an employee of or consultant to the Company or any subsidiary for any reason other than death or disability (within the meaning of Section 22(e)(3) of the Code or any substitute therefore), the Participant shall have the right to exercise the Option during its term or within such other period, and subject to such terms and conditions, as may be specified by the Board.


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                                   SECTION IX

                       DEATH OR DISABILITY OF PARTICIPANT

         If, prior to the end of the Option Period, the Participant shall cease to be employed by the Company or an Affiliate by reason of death or disability, each Option shall remain exercisable for a period of one year from the date of cessation of employment to the extent that it was exercisable at the time of cessation of employment, or within such other period, and subject to such terms and conditions, as may be specified by the Board. As used in this Section IX and elsewhere in this Plan, the term "disability" means a physical or mental impairment sufficient to constitute a disability within the meaning of Section 22(e)(3) of the Code.



                                    SECTION X

                   FORFEITURE UPON OCCURRENCE OF CERTAIN ACTS

         Notwithstanding any other provision of this Plan, no payment of any Award shall be made, and all rights of the Participant who received such Award (or his designated beneficiary or legal representatives) to the payment thereof under this Plan, shall be forfeited if, prior to the time of such payment, the Participant (i) shall be employed without the Company's or Affiliate's consent by a competitor of, or shall be engaged in any activity in competition with, the Company or an Affiliate; (ii) divulges without the consent of the Company any secret or confidential information belonging to the Company or any subsidiary;
(iii) has engaged in fraud, embezzlement, theft, commission of a felony, or other dishonest conduct in the course of his employment with the Company or any subsidiary; or (iv) has committed any act which, in the sole judgment of the Board, has been substantially detrimental to the interests of the Company or any subsidiary. The Company shall give a Participant written notice of the occurrence of any such event prior to making any such forfeiture. The determination of the Board as to the occurrence of any of the events specified in the foregoing clauses (i), (ii), (iii), and (iv) of this Section X shall be exclusive and binding upon all persons for all purposes. Any Award shall be subject to forfeiture for the reasons provided in this Section in such manner as shall be provided by the Board.


                                   SECTION XI

                         STOCK ADJUSTMENTS UPON CHANGES

         11.1 In the event that the shares of Stock shall be changed into or exchanged for a different number or kind of shares of Stock of the Company or of shares of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares, or otherwise), or if the number of such shares of Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Stock subject to, or which may become subject to, an Option under this Plan, the number and kind of shares into which each outstanding share of Stock shall be exchanged, or to which each such share shall be entitled, as the case may be. Outstanding Options shall also be appropriately amended as to option Price and other terms as may be necessary to reflect the foregoing


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events.  In the event there  shall be any other  change in the number or kind of outstanding shares of the Stock, or of any shares into which such shares shall have been changed, or for which the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option theretofore granted or which may be granted under this Plan, such adjustments shall be made in accordance with such determination.

         Subject to any required action by the shareholders of the Company, the number of shares of Stock covered by each outstanding Option and the number of shares of Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a stock split (forward or reverse), stock dividend, combination or reclassification of the Stock, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made, with respect to the number or price of shares of Stock subject to an Option.

         11.2 Fractional shares resulting from any adjustment in Options pursuant to this Section XI may be settled in cash or otherwise as the Board shall determine. Notice of any adjustment shall be given by the Company to each holder of an Option which shall have been so adjusted and such adjustment
(whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

         11.3 The Board shall have the power, in the event of any merger or consolidation of the Company with or into any other corporation, or the merger or consolidation of any other corporation with or into the Company, or the sale of all or substantially all of the assets of the Company, or an offer to purchase made by a party other than the Company to all shareholders of the Company for all or any substantial portion of the outstanding Stock, to amend all Outstanding Options to permit the exercise of all such options prior to the effectiveness of any such merger, consolidation, or sale or the expiration of any such offer to purchase and to terminate such Options as of such effectiveness or expiration.

         11.4 In making the adjustments provided for by this Section XI, consideration shall be given to applicable tax laws in order to avoid a premature lapse or disqualifying disposition of an Option due solely to such adjustment.


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                                   SECTION XII

             EFFECTIVE DATE, TERMINATION, AND AMENDMENT OF THE PLAN

         12.1 This Plan shall become effective on January 3, 2003, provided that the Company's shareholders shall have adopted and ratified the Plan at the Company's next occurring Annual Meeting of Shareholders or at a prior meeting. Once effective, this Plan shall terminate on December 31, 2012, but Awards theretofore granted may extend beyond that date in accordance with their terms. No Option granted pursuant to this Plan may be exercised before the Plan is approved by the shareholders of the Company. However, Stock issuances for services rendered to the Company, prior to ratification of the Plan by the shareholders, shall be valid.

         12.2 The Board may, insofar as permitted by law from time to time and at any time, with respect to any shares of Stock at the time not subject to Options, terminate, suspend, alter, amend, or discontinue this Plan, in whole or in part, except that no such modification, alteration, amendment, or discontinuation shall, without the Participant's consent, impair the rights of any Participant under any Award granted to such Participant except in accordance with the provisions of this Plan and/or the Option Agreement applicable to any such Award and except, further, that no modification, alteration, or amendment shall, without the approval by the holders of a majority of the then-outstanding voting stock of the Company represented and entitled to vote at a shareholders' meeting:

                  i. Increase the total number of shares of Stock reserved for the purposes of this Plan, except as provided in Section XI of this Plan;

                  ii. Decrease the Option Price of any ISO to less than 100% of Fair Market Value on the date of grant of any Option;

                  iii. Decrease the Option Price of any NQSO to less than 75% of Fair Market Value on the date of grant of any Option; or

                  iv. Materially increase the benefits accruing to Participants under this Plan.


                                  SECTION XIII

                                  MISCELLANEOUS

         13.1 No Rights to Continued Employment or Award. This Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to receive any Awards under this Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or an Affiliate, and it shall not be deemed to interfere in any way with the Company's or an Affiliate's right to terminate or otherwise modify an employee's employment at any time.

         13.2 Failure to Comply with Terms and Conditions. Notwithstanding any other provision of this Plan, no payment or delivery with respect to any Award shall be made, and all rights of the Participant who receives such Award (or his designated beneficiary or legal representative) to such payment or delivery


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under this Plan shall be forfeited, at the discretion of the Board, if, prior to the time of such payment or delivery, the Participant breaches a restriction or any of the terms, restrictions, and/or conditions of this Plan and/or Agreement.

         13.3 No Prohibition on Corporate Action. No provision of this Plan shall be construed to prevent the Company or any officer or director thereof from taking any corporate action deemed by the Company or such officer or director to be appropriate or in the Company's best interest, whether or not such action could have an adverse effect on the Plan or any options granted hereunder, and no Participant or Participant's estate, personal representative, or beneficiary shall have any claim against the Company or any officer or director thereof as a result of the taking of such action.

         13.4 Parties in Interest. The provisions of this Plan and the terms and conditions of any Award shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of each Participant, including. without limitation, such Participant's estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver.

         13.5 Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (on a form supplied by the Company) to exercise his Award(s) in the event of his death, and may change such designation from time to time and at any time prior to the death of such Participant.

         13.6 Non-Uniform Determination. The Board's determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount, and timing of such Awards, the terms and provisions of such Awards, and the agreements evidencing same) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Awards under the Plan whether or not such persons are similarly situated.

         13.7 Use of Proceeds. The proceeds received by the Company from the exercise of any Option issued pursuant to the Plan or from the grant of any other Award under the Plan shall be used for the general corporate purposes of the Company.

         13.8 Governing Law. All questions pertaining to construction, validity, and effect of the provisions of under this Plan and the rights of all persons hereunder shall be governed by and construed in accordance with the laws of the State of Nevada, without consideration of conflict of laws principles.

         13.9     Other Provisions.

                  A. No Participant or other person shall have any right with respect to the Plan, the Stock reserved for issuance under the Plan, or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions, and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.


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                  B. To the  extent  that  Rule  16b-3  under the  Exchange  Act applies to Awards granted under this Plan, it is the intent of the Company that the Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention, and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the plan to comply with Rule 16b-3.

                  C. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and rights to the payment of Awards shall be no greater than the rights of the Company's general creditors.

                  D. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

                  E. The adoption of the Plan shall not affect any other stock option, compensation, or inceptive plan in effect for the Company or any Affiliate and the Plan shall not preclude the Board from establishing any other forms of incentive or compensation for employees of the Company or any Affiliate.

                  F. The masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates.



                                   SECTION XIV

                                 INDEMNIFICATION

         With respect to the administration of the Plan, the Company shall indemnify each present and future member of the Board against, and each member of the Board shall be entitled without further act on his part to indemnification from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of, any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Board, whether or not he continues to be such a member of the Board at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Board (i) in respect of matters as to which he shall be finally adjudged in any such action, suit, or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Board; or (ii) in respect of any matter in which any settlement is effected for an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the


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provisions  set forth herein shall be  available to or  enforceable  by any such member of the Board unless within 60 days after institution of any such action, suit, or proceeding he shall have offered the Company in writing the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, or administrators of each such member of the Board and shall be in addition to all other rights to which such member of the Board may be entitled as a matter of law, contract, or otherwise.



                                   SECTION XV

                                 TAX WITHHOLDING

         The Company shall have the right to withhold from amounts due Participants or to collect from Participants directly, the amount which the Company deems necessary to satisfy any taxes required by law to be withheld at any time by reason of participation in the Plan and the obligations of the Company under the Plan shall be conditional on payment of such taxes. The Participant may, prior to the due date of any taxes, pay such amounts to the Company in cash or, with the consent of the Board, in shares of Stock (which shall be valued at their Fair Market Value on the date of payment). There is no obligation under this Plan that any Participant be advised of the existence of the tax or the amount required to be withheld. Without limiting the generality of the foregoing, in any case where the Company determines that a tax is or will be required to be withheld in connection with the issuance or transfer of shares of Stock under this Plan, the Company may, pursuant to such rules as the Board may establish, reduce the number of such shares of Stock so issued or transferred by such number of shares as the Company may deem appropriate, in its sole discretion, to accomplish such withholding or make such other arrangements as it deems satisfactory. Notwithstanding any other provision of this Plan, the Board may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 (or successor provision) under the Exchange Act.

         TO RECORD the adoption of this Plan, the Board has caused this instrument to be executed on this 9th day of June, 2003.

                                           ENDO NETWORKS, INC.,
                                           a Nevada corporation

                                           By:  /s/ Peter B. Day
                                               ---------------------------------
                                                 Peter B. Day, President

                                           By: /s/ Peter B. Day
                                               ---------------------------------
                                                 Peter B. Day, Treasurer

                                           By: /s/ Peter B. Day
                                               ---------------------------------
                                                 Peter B. Day, Secretary



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

EXHIBIT (2) (3)

                        T. ALAN OWEN & ASSOCIATES, P. C.
                                Attorneys at Law
                              One Arlington Centre
                             1112 East Copeland Road
                                    Suite 420
                             Arlington, Texas 76011
TELEPHONE                                                          TELEFAX
(817) 460-4498                                                    (817) 795-0154
(817) 461-6079 -- Metro
                                  June 9, 2003


The Board of Directors
Endo Networks, Inc.
2624 Dunwin Drive, Unit #3
Mississauga, Ontario L5L 3TS
Canada

         RE:  Endo Networks, Inc. Employee Benefit and Stock Option Plan

Gentlemen:

         I have acted as counsel to Endo Networks, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange
Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") relating to the offer and sale by the Company of up to 1,250,000 shares (the "Shares") of the Company's $0.001 par value Common Stock, pursuant to the Endo Networks, Inc. Employee Benefit and Stock Option Plan (the "Plan") dated June 9, 2003.

         As counsel to the Company, I have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. I have also examined the Company's Certificate of Incorporation and Bylaws, as amended to date, the corporate minutes and other proceedings, and the records relating to the authorization, sale, and issuance of the Shares, and such other documents and matters of law as I deemed necessary or appropriate in order to render this opinion.

         Based upon the foregoing, it is my opinion that each of the Shares, when issued in accordance with the terms and conditions of the Plan, will be duly authorized, legally and validly issued and outstanding, fully paid, and nonassessable.

         I hereby consent to the use of this opinion in the Registration Statement.

                                                   Sincerely,


                                                   /s/  T. Alan Owen
                                                   -----------------
                                                        T. Alan Owen

TAO/jac

Endo Networks-Form S-8 Opin L2 (M-3)

EXHIBIT 4


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter B. Day as such person's true and lawful attorney-in-fact and agent, with full power of substitution, for such person, and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                                      ENDO NETWORKS, INC.,
                                      a Nevada corporation

                                      /s/  Peter B. Day
                                      ------------------------------------------
                                           Peter B. Day, President and Secretary
                                           Date: June 9, 2003
STATE OF _________________ )
                           )
COUNTY OF _______________  )

         BEFORE ME, the undersigned authority, on this day personally appeared Peter B. Day, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 9th day of June, 2003.


                                      ------------------------------------------
                                      Notary Public in and for
                                                              ------------------
My Commission Expires:

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